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                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE



        ENTERCOM COMPLETES ACQUISITION OF 41 RADIO STATIONS FROM SINCLAIR
                                BROADCAST GROUP


         (Bala Cynwyd, PA. December 16, 1999) Entercom Communications Corp. (NYSE: ETM) today announced the completion of its asset purchase of 41 radio stations from Sinclair Broadcast Group, Inc. As part of this acquisition Entercom also entered into a time brokerage agreement for one station in Wilkes-Barre, PA, WKRF-FM, pending FCC approval of the acquisition of WKRF-FM. Entercom has a separate agreement to purchase four stations in Kansas City which it expects to complete in the first half of 2000. Entercom has announced its intent to divest three stations in its Kansas City cluster to meet regulatory requirements.

         Upon completion of other recently announced acquisitions, Entercom will be the fourth largest radio broadcasting company in the United States. Entercom will own or operate 90 stations in 17 markets, including Boston, Seattle, Portland, Sacramento, Kansas City, Milwaukee, New Orleans, Memphis, Buffalo, Norfolk, Greensboro, Rochester, Greenville, Scranton/Wilkes-Barre, Wichita, Gainesville/Ocala and Longview/Kelso, WA.

CONTACT:      Mr. Steve Fisher
              Senior Vice President and Chief Financial Officer
              Entercom
              610-660-5647